FIRST Amendment to

LIMITED LIABILITY COMPANY AGREEMENT

OF

VICTORYBASE HOLDINGS LLC

This FIRST Amendment to LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”), dated as of January 1, 2023 (the “Effective Date”), amends the Limited Liability Company Agreement, dated December 9, 2020 (the “LLC Agreement”), of VictoryBase Holdings LLC, a Texas limited liability company (the “Company”), and is hereby adopted by all of the Members of the Company. Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the LLC Agreement.

Recitals:

A.	Pursuant to the Master Control and Contribution Agreement, dated June 1, 2021, VictoryBase SC1, LLC, a Texas limited liability company (“SC1”), the Company, and VictoryBase RE, LLC, a Texas limited liability company (“VBRE”), VBRE granted the Company the option to require VBRE to contribute to the Company all of its membership interests in SC1 in exchange for the Company’s issuance of Class A Units of the Company to VBRE (the “Contribution Option”);

B.	Contemporaneously with the execution and delivery of this Amendment, the Company and VBRE are entering into the Contribution Agreement, of even date herewith (the “Contribution Agreement”), pursuant to which (i) the Company exercises its Contribution Option, and (ii) VBRE agrees to contribute all of the membership interests of SC1 to the Company, and (iii) the Company Agrees to issue 715,065 Class A Units to VBRE (the “Issuance”);

C.	The parties are entering into this Amendment pursuant to the terms and conditions of the Contribution Agreement to reflect the transactions contemplated by the Contribution Agreement;

D.	Section 16.3 of the LLC Agreement permits the LLC Agreement to be amended with the consent of all of the Members; and

E.	Each of the Members desires to amend the LLC Agreement for the purposes of (i) reflecting the issuance of 715,065 Class A Units (the “New Units”) to VBRE, and (ii) admitting VBRE as a member of the Company with respect to the New Units;

NOW, THEREFORE, the LLC Agreement is hereby amended as follows:

1.            Issuance of New Units; Admission of VBRE as Member; Acceptance of New Units. The Company hereby issues the New Units to VBRE. VBRE is hereby admitted as a Class A Member of the Company with respect to the New Units. VBRE hereby accepts the New Units and agrees to be bound by the terms of the LLC Agreement as a Class A Member of the Company.

2.            Amendment to Section 3.1(a). The first sentence of Section 3.1(a) of the LLC Agreement is hereby amended in its entirety to read as follows:

“The Company shall maintain as Schedule A attached hereto a schedule setting forth: (i) the name and address of each Member; and (ii) the aggregate number of outstanding Units and the number and class of Units held by each Member (such schedule, the “Schedule of Members”).”

3.            Amendment to Schedule A. As of the Effective Date, and after giving effect to the Issuance, Schedule A to the LLC Agreement is hereby amended in its entirety to read as set forth on Schedule A attached hereto.

4.            No Other Amendments. Except as specifically set forth above, all terms and conditions of the LLC Agreement shall remain unchanged and in full force and effect and not be affected by this Amendment.

5.            Governing Law. This Amendment shall be governed by the internal law of the State of Texas, without regard to its conflict-of-laws provisions.

[Signature page follows.]

IN WITNESS WHEREOF, this Amendment has been executed by the undersigned Members of the Company as of the date first written above.

VBRE:

VICTORYBASE RE, LLC

By:	VictoryBase Corporation,
its Manager

By:	/s/ Thomas Paquin
Thomas Paquin, President

VBC:

VICTORYBASE CORPORATION

By:	/s/ Thomas Paquin
Thomas Paquin, President

First Amendment to

Limited Liability Company Agreement

of

VictoryBase Holdings LLC

Schedule A

Schedule of Members

of

VictoryBase Holdings LLC

As of January 1, 2023

Name and Address of Member		Number of Units	Class of Units
VictoryBase RE, LLC		715,066	Class A
Physical address: 550 Reserve Street, Suite 190 Southlake, TX 76092 Attn: Thomas Paquin	Mailing address: P.O. Box 617 Roanoke, TX 76262 Attn: Thomas Paquin E-mail: tpaquin@victorybase.com
VictoryBase Corporation		1	Class B
Physical address: 550 Reserve Street, Suite 190 Southlake, TX 76092 Attn: Thomas Paquin	Mailing address: P.O. Box 617 Roanoke, TX 76262 Attn: Thomas Paquin E-mail: tpaquin@victorybase.com